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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of The Perkin-Elmer Corporation on Form S-8 (Nos. 2-95451, 33-25218, 33-44191, 33-50847, 33-50849, and 33-58778) of our
report dated July 29, 1992 (November 5, 1992 as to Notes 13 and 14) (related to the consolidated financial statements and financial statement schedules of Applied Biosystems, Inc. not presented separately therein) appearing in the Annual Report on Form 10-K of The Perkin-Elmer Corporation for the year ended June 30, 1994.




DELOITTE & TOUCHE LLP

September 21, 1994

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